UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2018

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 11, 2018, Loop Industries, Inc. (the “Company”) sold to accredited investors, pursuant to common stock subscription agreements entered into by and between the Company and the purchaser signatories thereto (the “Subscription Agreements”) in a private placement offering (the “Private Placement”), an aggregate of 612,667 shares of its common stock, par value $0.0001 per share (the “Shares”), for an aggregate purchase price of approximately $7.4 million. The Company expects to use the net proceeds of the Private Placement for general working capital.

Pursuant to the Subscription Agreements, the Company granted piggyback registration rights to the investors and agreed to use reasonable best efforts to file a resale registration statement registering the Shares within 60 days of the closing of the Private Placement. The Company also agreed to issue 104,167 warrants to purchase up to a number of shares of the Company’s common stock equal to 25% of the Shares purchased in the Private Placement (the “Warrants”) on the 60th day following the closing of the Private Placement in the event the Company has not yet filed the resale registration statement or earlier if the investors waive the registration rights granted pursuant to the Subscription Agreements.

Additionally, for a period of 90 days following the closing of the Private Placement, in the event the Company issues shares of common stock or any securities of the Company that would entitle the holder thereof to acquire common stock for a consideration per share less than $12.00 per share (subject to certain customary exceptions, including but not limited to issuances pursuant to existing equity incentive plans and strategic partnerships or relationships), the investors would be entitled to additional shares of common stock equal to the quotient of the aggregate price paid by the investor for the total number of shares purchased divided by the price per share that was issued for consideration per share less than $12.00 per share less the number of shares purchased by such investor in the Private Placement.

For the sale of the Shares, we relied on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from the purchasers relative to their accreditation and/or sophistication and/or their relationship to the company (directors and officers), (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the purchasers.

A copy of the form of Subscription Agreement is attached as Exhibit 10.1 and a copy of the form of Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is hereby incorporated into this Item 3.02 by reference.

Item 8.01 Other Events

On January 12, 2018, the Company issued a press release announcing the Private Placement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 8.01 of Form 8-K, “Other Events” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Form of Warrant
10.1	Form of Common Stock Subscription Agreement
99.1	Press Release, dated January 12, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: January 18, 2018	By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

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